Exhibit 99(a)

CONTACTS: Media Inquiries
Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com
Investor Inquiries
Brian Casey
(248) 435-0015
brian.casey@arvinmeritor.com

ArvinMeritor Reports Fourth-Quarter and Fiscal Year 2005 Results

Achieves Full-Year Income from Continuing Operations, Before Special Items,

at Upper End of Guidance Range

TROY, Mich. (Nov. 15, 2005) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its full fiscal year and fourth quarter ended Sept. 30, 2005.

•	In line with guidance previously provided, full-year income from continuing operations, before special items, was $110 million, or $1.57 per diluted share.
•

On a GAAP basis, income from continuing operations was $33 million, or $0.47 per diluted share, which includes $72 million of after-tax restructuring charges the company incurred to reshape the business.

•	Sales from continuing operations for fiscal year 2005 were $8.9 billion, up $870 million, or 11 percent, compared to the same period last year.
•

Fourth-quarter income from continuing operations before special items was $29 million, or $0.41 per diluted share. On a GAAP basis, income from continuing operations was $12 million, or $0.17 per diluted share.

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•	Fourth-quarter sales were $2.1 billion, up 6 percent from the same period last year.

“ArvinMeritor delivered a strong performance in the fourth quarter and throughout our 2005 fiscal year, despite the tough challenges confronting the entire automotive industry,” said Chairman, CEO and President Chip McClure. “Our experienced management team and dedicated employees delivered excellent performance, enabling ArvinMeritor to achieve full-year income from continuing operations, before special items, at the high end of our guidance range.”

Fourth-Quarter Results 2005

For the fourth quarter of fiscal year 2005, ArvinMeritor posted sales of $2.1 billion, a 6-percent increase over the same period last year. The increase in sales was driven by continued strength in commercial vehicle markets and an increase in sales from the company’s new Commercial Vehicle Systems (CVS) axle joint ventures with the Volvo group in Europe. Currency translation also increased sales by approximately $40 million.

Operating income, before special items, was $60 million in the fourth quarter of fiscal 2005. Restructuring costs in the fourth quarter of fiscal 2005 were $36 million, of which $33 million related to actions announced in May. Steel costs, net of recovery, were approximately $15 million higher in the fourth quarter than in the same period last year. Operating income was $58 million in the fourth quarter of fiscal year 2004.

Income from continuing operations, excluding special items, was $29 million, or $0.41 per diluted share. Special items included $20 million of after-tax restructuring costs associated with actions announced in May and $3 million of after-tax costs associated with the debt exchange completed in September. In addition, income from continuing operations excludes $6 million of one-time favorable tax benefits.

Jim Donlon, ArvinMeritor’s CFO, said, “We are pleased with the results of our CVS business, which saw sales of $997 million in the fourth quarter of fiscal year 2005. Excluding $5 million of new restructuring costs and higher net steel costs of $11 million, CVS operating margins would have been 6.3 percent, compared to the reported 5.3

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percent in the fourth quarter of fiscal year 2004.” Donlon added, “Light Vehicle Systems (LVS) is leading the way with our restructuring efforts and have made excellent progress in reshaping the business. Restructuring costs are on target and actions are proceeding as planned.”

With regard to the Light Vehicle Aftermarket (LVA) business, “Due to evolving industry dynamics, we now believe selling the businesses individually, rather than as a whole, appears to be the right course of action to maximize our shareowners’ value,” McClure said. “This change in strategy has not materially impacted our view of the total expected proceeds. It does, however, for accounting purposes, require us to evaluate fair value on an individual business basis rather than LVA as a whole.” This resulted in an after-tax non-cash impairment charge of $28 million, or $0.40 per diluted share in certain LVA businesses. Loss from discontinued operations, including the impairment charge, was $31 million, or $0.44 per diluted share, compared to a loss of $183 million, or $2.67 per diluted share, last year.

Outlook for 2006

The company’s fiscal year 2006 forecast for light vehicle production is 15.6 million vehicles in North America and 16.4 million vehicles in Western Europe.

ArvinMeritor’s forecast for North American Class 8 truck production is 305,000 units in fiscal year 2006. The forecast for heavy and medium truck volumes in Western Europe is 421,000 units.

For the first quarter of fiscal year 2006, the sales forecast for continuing operations is $2.1 billion. The company’s outlook for diluted earnings per share from continuing operations is $0.13 to $0.17, before special items.

ArvinMeritor’s sales outlook for continuing operations in 2006 is expected to be approximately $8.6 billion, and the outlook for full-year diluted earnings per share from continuing operations is in the range of $1.50 to $1.70. This guidance excludes gains or losses on divestitures, restructuring costs, and other special items, including extended customer shutdowns or production interruptions.

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“We are encouraged by the ongoing strong demand and volume in our commercial vehicle business – and the growth opportunities we see for both CVS and LVS in diesel emissions technology,” said McClure. “We are actively pursuing these and many other growth opportunities both in U.S. and international markets, while aggressively implementing actions to improve the profitability of our business.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 29,000 people at more than 120 manufacturing facilities in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

All earnings per share amounts are on a diluted basis. The company’s fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company’s fiscal year and fiscal quarters, unless otherwise stated.

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will,” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, global economic and market conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its customers and suppliers; including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in the filings of the company with the Securities and Exchange Commission.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP), the company has provided information regarding income from continuing operations, diluted earnings per share, and segment operating income and margins before special items which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share and segment operating income plus or minus special items.

Management believes these non-GAAP financial measures are useful to both management and investors in the analysis of the company’s results of operations and financial position. These non-GAAP measures should not be considered a substitute for the reported results of operations prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to related or other similarly titled measures reported by other companies.

Included is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Fourth-Quarter and Fiscal Year 2005 Results Conference Call

The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2005 fourth-quarter and full year financial results on Tuesday, Nov. 15, 2005, at 9 a.m. (ET). To participate, call (706) 643-7449 approximately 10 minutes prior to the start of the call. Please reference ArvinMeritor when dialing in to participate. Investors can also listen to the conference call in real time — or by recording for 90 days — by visiting www.arvinmeritor.com.

A replay of the call will be available from 11 a.m. Nov. 15, until midnight, Nov. 17, 2005, by calling (800) 642-1687 (within the United States and Canada) or (706) 645-9291 (international calls). Please refer to conference ID number 1436150.

To access the listen-only audio Web cast, visit the ArvinMeritor Web site at http://www.arvinmeritor.com/ and click on the Web cast link on either the home page or investor page.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share amount)

	Quarter Ended		Twelve Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(Unaudited)
Sales	$2,126	$2,014	$8,903	$8,033
Cost of Sales	(1,974)	(1,853)	(8,267)	(7,366)
GROSS MARGIN	152	161	636	667
Selling, General, & Administrative	(88)	(96)	(376)	(385)
Restructuring Costs	(36)	(4)	(117)	(15)
Gain on Divestitures, Net	—	—	4	20
Environmental Remediation Costs	(1)	(3)	(7)	(11)
Customer Bankruptcies	—	—	(10)	—
Costs for Withdrawn Tender Offer	—	—	—	(16)
OPERATING INCOME	27	58	130	260
Equity in Earnings of Affiliates	8	7	28	19
Gain on Sale of Marketable Securities	—	—	—	7
Interest Expense, Net and Other	(38)	(30)	(127)	(107)
INCOME (LOSS) BEFORE TAXES	(3)	35	31	179
Benefit (Provision) for Income Taxes	14	(5)	5	(44)
Minority Interests	1	—	(3)	(8)
Income From Continuing Operations	12	30	33	127
Loss from Discontinued Operations	(31)	(183)	(21)	(169)

NET INCOME (LOSS)	$(19)	$(153)	$12	$(42)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing Operations	$0.17	$0.44	$0.47	$1.85
Discontinued Operations	(0.44)	(2.67)	(0.30)	(2.46)
Diluted Earnings (Loss) Per Share	$(0.27)	$(2.23)	$0.17	$(0.61)

Diluted Shares Outstanding	70.1	68.7	69.9	68.6

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(In millions)

	Quarter Ended September 30,		Twelve Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)
Sales:
Light Vehicle Systems	$1,129	$1,115	$4,849	$4,818
Commercial Vehicle Systems	997	899	4,054	3,215
Total Sales	$2,126	$2,014	$8,903	$8,033

Operating Income (Loss):
Light Vehicle Systems	$(18)	$13	$(53)	$123
Commercial Vehicle Systems	47	48	193	164
Segment Operating Income	29	61	140	287
Unallocated Corporate Costs	(2)	(3)	(10)	(27)
Total Operating Income	$27	$58	$130	$260

ARVINMERITOR, INC.

SUMMARY CONSOLIDATED BALANCE SHEET

(In millions)

	September 30,	September 30,
	2005	2004

ASSETS
Cash and Cash Equivalents	$187	$132
Receivables, Net	1,655	1,478
Inventories	541	523
Other Current Assets	256	238
Assets of Discontinued Operations	531	615
Net Property	1,013	1,032
Goodwill	801	808
Other Assets	886	813
TOTAL ASSETS	$5,870	$5,639

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-Term Debt	$131	$3
Accounts Payable	1,483	1,366
Other Current Liabilities	667	622
Liabilities of Discontinued Operations	242	282
Other Liabilities	963	830
Long-Term Debt	1,451	1,487
Minority Interests	58	61
Shareowners’ Equity	875	988
TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY	$5,870	$5,639

ARVINMERITOR, INC.

SUMMARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 30,
	2005	2004
OPERATING ACTIVITIES
Income from Continuing Operations	$33	$127
Adjustments to Income From Continuing Operations
Depreciation and Amortization	182	183
Gains on Divestitures and Marketable Securities, Net	(4)	(27)
Restructuring Costs, Net of Expenditures	75	(3)
Pension and Retiree Medical Expense	110	130
Pension and Retiree Medical Contributions	(164)	(212)
Proceeds from Termination of Interest Rate Swaps	22	—
Changes in Receivable Securitization and Factoring	(19)	(187)
Changes in Assets and Liabilities	(136)	164
Cash Flows Provided By Continuing Operations	99	175
Cash Flows Provided By (Used For) Discontinued Operations	(131)	44
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(32)	219

INVESTING ACTIVITIES
Capital Expenditures	(146)	(152)
Acquisitions of Businesses and Investments, Net of Cash Acquired	(31)	(3)
Proceeds from Disposition of Property and Businesses	49	85
Proceeds from Sale of Marketable Securities	—	18
Net Cash Flows Provided By (Used For) Discontinued Operations	153	(68)
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	25	(120)

FINANCING ACTIVITIES
Net Decrease in Revolving Credit Facilities	—	(53)
Borrowings on Accounts Receivable Securitization Program	112	—
Purchase of Notes	(21)	—
Payments on Lines of Credit and Other	(5)	(2)
Net Change in Debt	86	(55)
Payment of Issuance Costs Associated with Debt Exchange	(10)	—
Proceeds from Exercise of Stock Options	6	6
Cash Dividends	(28)	(28)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	54	(77)

EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH	8	7

CHANGE IN CASH AND CASH EQUIVALENTS	55	29
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	132	103
CASH AND CASH EQUIVALENTS AT END OF YEAR	$187	$132

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions)

(in millions, except per share amounts)	Q4 FY 05 Reported	New Restructuring Actions	Debt Exchange	Income Taxes	Q4 FY05 Adjusted
Sales	$2,126	$—	$—	$—	$2,126
Gross Margin	152	—	—	—	152
Operating Income	27	33	—	—	60
Income from Continuing Operations	12	20	3	(6)	29
Diluted Earnings (Loss) Per Share - Continuing Operations	$0.17	$0.28	$0.04	$(0.08)	$0.41

Segment Operating Income
LVS Operating Income (Loss)	$(18)	$28	$—	$—	$10
CVS Operating Income	47	5	—	—	52
Segment Operating Income	29	33	—	—	62
Unallocated corporate costs	(2)	—	—	—	(2)
Total Operating Income	$27	$33	$—	$—	$60

Operating Margins
LVS	-1.6%				0.9%
CVS	4.7%				5.2%
Segment Operating Margins	1.4%				2.9%
Total Operating Margins	1.3%				2.8%

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions)

(in millions, except per share amounts)	FY 05 Reported	New Restructuring Actions	Environmental	Customer Bankruptcy	Debt Exchange	Income Taxes	FY05 Adjusted
Sales	$8,903	$—	$—	$—	$—	$—	$8,903
Gross Margin	636	—	—	4	—	—	640
Operating Income	130	101	6	9	—	—	246
Income from Continuing Operations	33	62	4	6	3	2	110
Diluted Earnings Per Share - Continuing Operations	$0.47	$0.89	$0.06	$0.09	$0.04	$0.02	$1.57

Guidance							$1.40—$1.60

Segment Operating Income
LVS Operating Income (Loss)	$(53)	$82	$—	$9	$—	$—	$38
CVS Operating Income	193	19	—	—	—	—	212
Segment Operating Income	140	101	—	9	—	—	250
Unallocated corporate costs	(10)	—	6	—	—	—	(4)
Total Operating Income	$130	$101	$6	$9	$—	$—	$246

Operating Margins
LVS	-1.1%						0.8%
CVS	4.8%						5.2%
Segment Operating Margins	1.6%						2.8%
Total Operating Margins	1.5%						2.8%